[Draft: (New York)
                                                               November 8, 2002]




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): November 1, 2002

                                United Pan-Europe
                               Communications N.V.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            ------------------------
                            (Commission File Number)

                                   98-0191997
                     ---------------------------------------
                     (I.R.S. Employer Identification Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
                  --------------------------------------------
                  (Address and zip code of principal executive
                                    offices)

                                (31) 20-778-9840
                 ----------------------------------------------
                 (Registrant's telephone number, including area
                                      code)



                                ----------------

Item 5.   Other Events

          On November 1, 2002, United Pan-Europe Communications N.V. (the "Company") did not make the interest payment of EUR 36.2 million due that date on its outstanding 10 7/8% Senior Notes due 2007 and 11 1/4% Senior Notes due 2009. The Company does not expect that withholding these interest payments will affect the normal course of business for the Company's operating companies. This failure to pay interest on these senior notes is covered by the waivers received by the Company from (i) the lenders under its EUR 4.0 billion senior secured bank credit facility and (ii) UnitedGlobalCom ("UGC") and its subsidiaries (the "UGC Group"), the holder of the 6% Guaranteed Discount Notes due 2007 of the Company and Belmarken Holding B.V. and certain notes of the Company held by the members of the UGC Group, as previously announced on September 30, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                           By: /s/ ANTON A.M. TUIJTEN
                                              ----------------------------------
                                              Name:   Anton A.M. Tuijten
                                              Title:  Member of the Board of
                                                      Management and General
                                                      Counsel



Dated:  November 8, 2002